UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2017

Industrial Property Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.
Industrial Property Trust Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders on June 23, 2017 (the “Annual Meeting”). Of the 162,909,314 shares of common stock issued and outstanding as of the record date, 95,609,509 shares of common stock (approximately 59%) were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the Company’s stockholders considered three proposals, described below. The voting results with respect to each proposal are as follows:
1. The stockholders approved the election of six directors to serve on the board of directors of the Company until the 2018 annual meeting of stockholders and until their respective successors are duly elected and qualify:

Director Nominee	For	Against	Withheld
Evan H. Zucker	53,497,962	–	1,809,019
Dwight L. Merriman III	53,482,038	–	1,824,943
Marshall M. Burton	53,513,555	–	1,793,426
Charles B. Duke	53,527,567	–	1,779,414
Stanley A. Moore	53,337,721	–	1,969,260
John S. Hagestad	53,407,548	–	1,899,433
This proposal was approved because the election of the nominees to the Company’s board of directors requires the affirmative vote of holders of a majority of the shares of the Company’s common stock represented in person or by proxy at the Annual Meeting. The Company received the affirmative vote of a majority of the 95,609,509 shares of the Company’s common stock represented in person or by proxy at the Annual Meeting
The Company received 40,302,528 broker non-votes for each of the six director nominees. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares of the Company’s common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker non-vote is not an indication of how the beneficial owner would have voted; it simply means that the beneficial owner did not instruct the broker as to how to vote his or her shares.
2. The stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Withheld
92,720,988	1,000,942	1,887,579
This proposal was approved because the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm requires the affirmative vote of at least a majority of all votes cast in person or by proxy at the Annual Meeting. The Company received the affirmative vote of a majority of the 93,721,930 votes cast in person or by proxy at the Annual Meeting.
The Company did not receive any broker non-votes for this proposal because the brokers had discretionary voting power with respect to this proposal.
3. The proposal to amend a provision of the Company's charter to comply with a request from a state securities administrator was not approved by the stockholders:

For	Against	Withheld
52,940,607	528,109	1,838,265
This proposal was not approved because, pursuant to the Company’s charter, approval of this proposal would have required the affirmative vote of a majority of all votes entitled to be cast on the proposal, which is equivalent to the affirmative vote of holders of a majority of the shares of the Company’s common stock outstanding on the record date for the Annual Meeting. The Company did not receive the affirmative vote of a majority of the 162,909,314 shares of the Company’s common stock outstanding on the record date for the Annual Meeting.
The Company received 40,302,528 broker non-votes for this proposal. See above for a description of broker non-votes.

1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

June 27, 2017	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer